EXHIBIT B

TRANSACTIONS

The following table sets forth all transactions with respect to Shares effected since the most recent Schedule 13D filing on July 14, 2016 by the Reporting Persons or on behalf of the Reporting Persons in respect of the Shares, inclusive of any transactions effected through the close of trading on August 11, 2016. All such transactions were purchases of Shares effected in the open market and the table includes commissions paid in per share prices.

Fund	Trade Date	Buy/Sell	Shares	Unit Cost	Security
Lazarus Israel Opportunities Fund II LLLP	7/14/2016	Buy	10,000	0.0803	Common Stock
Lazarus Israel Opportunities Fund II LLLP	7/15/2016	Buy	5,000	0.0808	Common Stock
Lazarus Israel Opportunities Fund LLLP	7/19/2016	Buy	15,000	0.0824	Common Stock
Lazarus Israel Opportunities Fund LLLP	7/20/2016	Buy	25,000	0.0841	Common Stock
Lazarus Israel Opportunities Fund LLLP	7/21/2016	Buy	5,000	0.0846	Common Stock
Lazarus Israel Opportunities Fund LLLP	7/22/2016	Buy	10,000	0.084	Common Stock
Lazarus Israel Opportunities Fund LLLP	7/25/2016	Buy	10,000	0.08	Common Stock
Lazarus Israel Opportunities Fund LLLP	7/26/2016	Buy	5,000	0.08	Common Stock
Lazarus Israel Opportunities Fund II LLLP	7/27/2016	Buy	10,000	0.0798	Common Stock
Lazarus Israel Opportunities Fund II LLLP	7/28/2016	Buy	18,000	0.0792	Common Stock
Lazarus Israel Opportunities Fund II LLLP	7/29/2016	Buy	10,000	0.0795	Common Stock
Lazarus Israel Opportunities Fund II LLLP	8/1/2016	Buy	10,000	0.08	Common Stock
Lazarus Israel Opportunities Fund II LLLP	8/2/2016	Buy	10,000	0.079	Common Stock
Lazarus Israel Opportunities Fund II LLLP	8/3/2016	Buy	15,000	0.0785	Common Stock
Lazarus Israel Opportunities Fund II LLLP	8/4/2016	Buy	15,000	0.0777	Common Stock
Lazarus Israel Opportunities Fund II LLLP	8/5/2016	Buy	10,000	0.077	Common Stock
Lazarus Israel Opportunities Fund II LLLP	8/9/2016	Buy	5,000	0.0779	Common Stock
Lazarus Israel Opportunities Fund II LLLP	8/10/2016	Buy	15,000	0.0787	Common Stock
Lazarus Israel Opportunities Fund II LLLP	8/11/2016	Buy	5,000	0.077	Common Stock